SIGNATURES



     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HYNES & HOWES INSURANCE COUNSELORS, INC.



                                       By:
                                          Jan M. Forrest, President



                                       This corporation has no treasurer.



 Dated                                 By:
                                          Jan M. Forrest, Director